UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011 (May 26, 2011)

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9317	04-6558834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA  02458

(Address of Principal Executive Offices)  (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2011, CommonWealth REIT, or we, us or our, filed Articles Supplementary to our declaration of trust creating a new series of preferred shares, 7 1/4% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share, or the Series E Preferred Shares.  The Articles Supplementary were effective upon filing.  Further information regarding the Series E Preferred Shares appears below under the caption “Item 8.01.  Other Events”.

Item 8.01.  Other Events.

On May 26, 2011, we agreed to issue 10,000,000 of the Series E Preferred Shares in an underwritten public offering.  We expect to issue and deliver these shares on or about June 1, 2011.  The price to the public will be $25 per share, plus accrued distributions, if any, from the date of original issuance.  We estimate the net proceeds from the sale of the Series E Preferred Shares (assuming no exercise of the underwriters’ overallotment option, as described below), after the underwriting discount and other estimated expenses of the offering payable by us, will be $241.6 million.  We expect to use the net proceeds to reduce amounts outstanding under our revolving credit facility and for general business purposes, including future acquisitions.  We also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 Series E Preferred Shares to cover overallotments, if any.

The following is a summary of the material terms of the Series E Preferred Shares.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read our declaration of trust, the Articles Supplementary to our declaration of trust relating to the Series E Preferred Shares and our bylaws.  A copy of those Articles Supplementary is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  Copies of our declaration of trust and our bylaws are filed as exhibits to other filings we have made with the Securities and Exchange Commission, or SEC.  Our filings with the SEC are available at the SEC’s website: www.sec.gov.

Holders of Series E Preferred Shares are entitled to receive cumulative cash distributions at a rate of 7 1/4% per year of the $25 per share liquidation preference (equivalent to $1.8125 per year per share).  Distributions on the Series E Preferred Shares are payable quarterly in arrears on the 15th day of each February, May, August and November, or, if not a business day, the next business day, beginning August 15, 2011.  Distributions on the Series E Preferred Shares are cumulative.  The Series E Preferred Shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with our 7 1/8% Series C cumulative redeemable preferred shares, or the Series C Preferred Shares, our 6 1/2% Series D cumulative convertible preferred shares, or the Series D Preferred Shares, and any other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series E Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up.

The Series E Preferred Shares do not have any maturity date, and we are not required to redeem the Series E Preferred Shares.  We may not redeem the Series E Preferred Shares prior to May 15, 2016, except in limited circumstances relating to our continuing qualification as a real estate investment trust and except pursuant to our special redemption right in connection with a Change of Control summarized below.  On and after May 15, 2016, we may, at our option, redeem the Series E Preferred Shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.  Upon the occurrence of a Change of Control, we may, at our option, redeem the Series E Preferred Shares, in whole or in part, by payment of $25 per share, plus any accrued and unpaid distributions to but excluding the date of redemption.

Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date described below, we have provided notice of our election to redeem the Series E Preferred Shares) to convert some or all of the Series E Preferred Shares held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued unpaid distributions to but excluding the Change Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as described below); and

•                  a share cap equal to 1.967, subject to adjustments in certain circumstances;

subject, in each case, to provisions for the receipt of alternative consideration as described in the Articles Supplementary.  The Series E Preferred Shares are not otherwise convertible into or exchangeable for any other securities or property.

A “Change of Control” is when the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is a business day, stated in the notice of the occurrence of a Change of Control we are required to provide to the holders of Series E Preferred Shares, that is no fewer than 20 days nor more than 35 days after the date of that notice.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding but excluding the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the our common shares is other than solely cash.

The Change of Control conversion and redemption features of the Series E Preferred Shares may make it more difficult for a party to take us over or discourage a party from taking us over.

If we liquidate, dissolve or wind up, holders of the Series E Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series E Preferred Shares as to liquidation rights.  The rights of the holders of the Series E Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series E Preferred Shares, including our Series C Preferred Shares and Series D Preferred Shares.

Holders of any series of our preferred shares, including the Series E Preferred Shares, generally have no voting rights.  However, if at any time distributions on the Series E Preferred Shares are in arrears for six quarterly periods, whether or not these quarterly periods are consecutive, holders of our Series E Preferred Shares, voting together with all other series of preferred shares which have similar voting rights, including our Series C Preferred Shares and our Series D Preferred Shares, will be entitled to elect two additional trustees to our board of trustees at the next annual meeting of shareholders and at each subsequent annual meeting until until we declare or pay and set aside for payment all distributions accrued and unpaid on the Series E Preferred Shares.  In addition, the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares is required for us:

•                  to authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights;

•                  to reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights;

•                  to create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights; and

•                  to amend, alter or repeal the provisions of our declaration of trust or the articles supplementary relating to the Series E Preferred Shares, whether by merger, consolidation or otherwise, that materially and adversely affects the Series E Preferred Shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to the Series E Preferred Shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect the Series E Preferred Shares.  Further, with respect to any merger, consolidation or similar event, so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of shares of Series E Preferred Shares receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the Series E Preferred Shares.  In any matter in which the Series E Preferred Shares are entitled to vote, each Series E Preferred Share will be entitled to one vote.  If the holders of Series E Preferred Shares and another series of preferred shares are entitled to vote together as a single class on any matter, the Series E Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

A prospectus supplement relating to the Series E Preferred Shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED.  FOR EXAMPLE,

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT THE ISSUANCE AND DELIVERY OF SERIES E PREFERRED SHARES IS EXPECTED TO OCCUR ON JUNE 1, 2011.  IN FACT, THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE.

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED A 30-DAY OPTION TO PURCHASE ADDITIONAL SHARES TO COVER OVER ALLOTMENTS, IF ANY.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, WE DO NOT KNOW

WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

We hereby file the following exhibits:

1.1

Purchase Agreement, dated as of May 26, 2011, between CommonWealth REIT and the underwriters named therein, pertaining to the sale of up to 10,000,000 of CommonWealth REIT’s 7 1/4% Series E Cumulative Redeemable Preferred Shares.

3.1	Articles Supplementary, dated May 31, 2011.

4.1	Form of 7 1/4% Series E Cumulative Redeemable Preferred Share Certificate.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP as to tax matters.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer
Date: May 26, 2011